UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) June 9, 2006


                         SYNOVICS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


            Nevada                        0-22011                86-0760991
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


     2575 East Camelback Road, Ste. 450, Phoenix, AZ               85016
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        (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code (602) 508-0112


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01     OTHER EVENTS

         On June 9, 2006, the Registrant announced that it has initiated the process for U.S. chemical, manufacturing and control ("CMC") development of its third controlled-release generic drug candidate, SNG1003. The Registrant is developing three doses of SNG1003 (a, b and c), which together address a branded drug with annualized sales in excess of $500 million. Concurrently, the Registrant plans to conduct pivotal biostudies according to U.S Food and Drug Administration (FDA) guidelines to demonstrate bioequivalency that the Registrant believes will provide confirmation of the successful formulation and biostudies data achieved in India. Following the successful completion of development efforts with SNG1003a, b and c, and the Registrant's previously announced drug candidates, SNG1001a and SNG1002a, the Registrant expects to file a series of Abbreviated New Drug Applications (ANDAs) with the FDA. There is no current generic version nor ANDA filed with the FDA for the brand targeted by SNG1003. If this situation remains when the Registrant files its intended ANDA, it could be awarded a period of marketing exclusivity.

         See Registrant's press release attached hereto as Exhibit 99.1.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits

              99.1     Press Release, dated June 9, 2006

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated: June 12, 2006


                                    SYNOVICS PHARMACEUTICALS, INC.

                                    By:    /s/ Ronald H. Lane
                                           ---------------------------
                                    Name:  Ronald H. Lane, PhD.
                                    Title: President and Chief Executive Officer